UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	May 23, 2024

THE MARCUS CORPORATION

(Exact name of registrant as
specified in its charter)

Wisconsin	1-12604	39-1139844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125
(Address of principal executive offices, including zip code)
(414) 905-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	MCS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of the Security Holders.
The Company held its 2024 Annual Meeting of Shareholders on May 23, 2024 (the “Annual Meeting”). Set forth below is information regarding the results of the matters voted on by the Company’s shareholders at the Annual Meeting.

(i) Elect ten directors to serve until their successors are elected and qualified:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Diane Marcus Gershowitz	83,546,814	2,698,922	3,466,984
Allan H. Selig	82,952,972	3,292,764	3,466,984
Timothy E. Hoeksema	79,794,440	6,451,296	3,466,984
Bruce J. Olson	83,624,005	2,621,731	3,466,984
Philip L. Milstein	79,034,346	7,221,390	3,466,984
Gregory S. Marcus	84,120,152	2,125,584	3,466,984
Brian J. Stark	84,086,810	2,158,926	3,466,984
Katherine M. Gehl	84,607,012	5,370,444	3,466,984
Austin M. Ramirez	84,607,012	1,638,724	3,466,984
Thomas F. Kissinger	83,605,990	2,639,746	3,466,984

Each director nominee was elected by at least 91.63% of the votes cast.

(ii) Advisory vote to approve the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes Cast in Favor
84,013,990	2,220,999	10,747	3,466,984	97.42%

(iii) Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2024:

Votes For	Votes Against	Abstentions	Percentage of Votes Cast in Favor
89,459,003	217,733	35,984	99.76%

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MARCUS CORPORATION

Date: May 29, 2024	By:	/s/ Chad M. Paris
Chad M. Paris
Chief Financial Officer and Treasurer